Exhibit 10.4

COLLATERAL TRUST AGREEMENT

dated as of February 10, 2016

among

VANGUARD NATURAL RESOURCES, LLC

and

VNR FINANCE CORP.,

collectively as the Company,

the Grantors and Guarantors from time to time party hereto,

U.S. BANK NATIONAL ASSOCIATION,

as Trustee under the Indenture,

the other Parity Lien Representatives from time to time party hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

i

Exhibit A	[Form of] Additional Secured Debt Designation
Exhibit B	[Form of] Collateral Trust Joinder – Additional Debt
Exhibit C	[Form of] Collateral Trust Joinder – Additional Grantor

ii

This Collateral Trust Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of February 10, 2016 and is by and among Vanguard Natural Gas, LLC (“Vanguard”), Vanguard Finance Corp., (collectively with Vanguard, the “Company”), the Grantors and Guarantors from time to time party hereto, U.S. Bank National Association, as Trustee (as defined below), U.S. Bank National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”) and any Parity Lien Representative of a Series of Parity Lien Debt that executes and delivers a Collateral Trust Joinder.

RECITALS

The Company co-issued 7.0% Senior Secured Second Lien Notes due 2023 (the “Initial Second Lien Notes”) in an aggregate principal amount of $75,634,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Second Lien Indenture”) among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”), which Initial Second Lien Notes will be Parity Lien Debt for purposes of this Agreement.

The Company, the Grantors and the Guarantors have secured (or intend to secure) their Obligations under the Second Lien Indenture, any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1           Defined Terms. The following terms will have the following meanings:

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Notes” has the meaning given to the term “Additional Notes” in the Second Lien Indenture as in effect on the date hereof.

“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Laws” means the Bankruptcy Code or any other supranational, national federal, provincial or state law for the relief of debtors.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in Houston, Texas or New York City or place of payment are authorized or required by law or other governmental actions to close.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Collateral” means all assets and property of the Company or a Grantor, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the date of the Second Lien Indenture by the Company or a Grantor as to which a Lien has been granted under the Security Documents to secure (or to purportedly secure) any or all of the Parity Lien Obligations.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Collateral Trustee” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of September 30, 2011, by and among Vanguard, as borrower, Citibank N.A., as administrative agent, and certain financial institutions, as lenders, providing for up to $1.8 billion of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“DIP Financing” means, in the event the Company or any of its subsidiaries becomes subject to any Insolvency or Liquidation Proceeding, any financing to be provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(a)          payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt; and

(b)          payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time).

For the avoidance of doubt, a replacement of Parity Lien Obligations with other Parity Lien Obligations to the extent contemplated and permitted hereunder shall not be deemed to cause a Discharge of Parity Lien Obligations.

“Enforcement Action” means, with respect to any Series of Parity Lien Debt, (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Parity Lien Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of the Company or any Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Parity Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against the Company or any Guarantor or any assets of the Company or any Guarantor.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person.

“Grantor” means each of and “Grantors” means, collectively, the Company and the Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantor” means any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of the Second Lien Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” has the meaning assigned to such term in the Second Lien Indenture or to such term or other similar term in any applicable Parity Lien Document.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any Subsidiary of the Company or any Grantor or Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.9(a).

“Initial Second Lien Notes” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1)         any case commenced by or against the Company, any Grantor or any Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company, any Grantor or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company, any Grantor or any Guarantor or any similar case or proceeding relative to the Company, any Grantor or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)         any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company, any Grantor or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)         any other proceeding of any type or nature in which substantially all claims of creditors of the Company, any Grantor or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Collateral Trustee, on behalf of itself and the holders of the Notes and any other Parity Lien Obligations, the Priority Lien Collateral Agent, and the other parties from time to time party thereto, as it may be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the Second Lien Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Note Documents” means the Second Lien Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement, this Agreement and the Security Documents.

“Note Guarantees” means the Guarantee by each Guarantor of the Company’s obligations under the Second Lien Indenture and the Notes, as provided in the Second Lien Indenture.

“Notes” means, collectively, the Initial Second Lien Notes and the Additional Notes for which the requirements set forth in Section 3.8 of this Agreement have been satisfied.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereof after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Parent Entity, one of whom must be either the principal executive officer or a Financial Officer, as applicable, of the Company, including:

(a)          a statement that the Person making such certificate has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as a partnership) of Vanguard.

“Parity Lien” means a Lien granted by the Company or any Grantor in favor of the Collateral Trustee pursuant to a Security Document, at any time, upon any property of the Company or such Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(a)          the Initial Second Lien Notes and the related Note Guarantees thereof; and

(b)          any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Company, any Grantor or any Guarantor (including Additional Notes and Note Guarantees thereof and replacements of Parity Lien Debt with other Parity Lien Debt to the extent contemplated and permitted by the Intercreditor Agreement) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Parity Lien Document; provided, in the case of any additional Indebtedness referred to in this clause (b) (except that clauses (i)-(iv) below do not apply with respect to Additional Notes issued under the Second Lien Indenture), that:

(i)          on or before the date on which such Indebtedness is incurred by the Company, any Grantor or any Guarantor, such Indebtedness is designated by the Company, in an Additional Secured Debt Designation delivered in accordance with Section 3.8(b), as “Parity Lien Debt”;

(ii)         a Parity Lien Representative is designated with respect to such Indebtedness and executes and delivers to the Collateral Trustee (A) a Collateral Trust Joinder on behalf of itself and all holders of such Indebtedness and does not have any senior or junior rights with respect to the application of proceeds from Collateral other than as provided herein and (B) other than in the case of any Additional Notes issued under the Second Lien Indenture, the Parity Lien Representative of such Parity Lien Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein;

(iii)       all relevant filings and recordations necessary to ensure that such Indebtedness is secured by the Collateral in accordance with the applicable Security Documents are authorized, executed (if applicable) and recorded in each appropriate jurisdiction (provided that this clause (iii) may be satisfied on a post-closing basis if permitted by the new Parity Lien Representative); and

(iv)        all requirements set forth in this Agreement and the other Parity Lien Documents to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such additional Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iv) will be conclusively established, absent manifest error, if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is permitted to be incurred by each Parity Lien Document and secured with a Lien equally and ratably with all previously existing and future “Parity Lien Debt”).

“Parity Lien Debt Default” means any “Event of Default” as defined under any Parity Lien Document or any similar event or condition (with or without the giving of notice and whether or not notice has been given) which, under the terms of any Parity Lien Document governing any Series of Parity Lien Debt, in each case after giving effect to any applicable grace periods, causes (or permits holders of Parity Lien Debt outstanding thereunder to cause) the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents.

“Parity Lien Obligations” means the Parity Lien Debt and all other “Obligations” (or other equivalent term, in each case, as defined under the applicable Parity Lien Document) in respect thereof.

“Parity Lien Representative” means:

(a) in the case of the Notes, the Trustee; or

(b) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (A) is appointed as a Parity Lien Representative of such Series of Parity Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) that has executed and delivered a Collateral Trust Joinder in accordance herewith.

“Parity Lien Secured Parties” means each holder of a Parity Lien Obligation, including each Parity Lien Representative, the Trustee and the Collateral Trustee.

“Permitted Collateral Liens” means Liens described in clauses (3), (4), (5), (10) and (15) of the definition of “Permitted Liens” set forth in the Second Lien Indenture (as in effect on the date hereof) that, by operation of law, have priority over the Parity Liens.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Lien Collateral Agent” means the Credit Agreement Agent (or other Person designated by the Credit Agreement Agent), or if the Credit Agreement ceases to exist, the collateral trustee or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Priority Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Production Payments and Reserve Sales” has the meaning assigned to such term in the Second Lien Indenture.

“Proved Reserves” has the meaning assigned to such term under Rule 4-10(22) of Regulation S-X.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Second Lien Indenture” has the meaning set forth in the recitals.

“Security Documents” means this Agreement, each Collateral Trust Joinder, the Indenture (insofar as the same grants a Lien on Collateral) and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfers for security executed and delivered by the Company, any Grantor or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt.

“Subsidiary” means, with respect to any specified Person:

(a)          any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)          any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Estate” has the meaning set forth in Section 2.1.

“Trustee” has the meaning set forth in the recitals.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral.

“Vanguard” has the meaning set forth in the preamble.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

Section 1.2         Rules of Interpretation.

(a)          All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Second Lien Indenture.

(b)          Unless otherwise indicated, (i) any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement and (ii) any reference to any enactment will be deemed to include a reference to that enactment as re-enacted, amended or extended from time to time and to any successor enactment.

(c)          The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions set forth herein shall apply equally to both the singular and plural forms of the terms defined.

(d)          References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)          Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Second Lien Indenture or other Parity Lien Documents (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Second Lien Indenture or other Parity Lien Documents (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the Second Lien Indenture or other Parity Lien Documents, as applicable. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount of any outstanding letter of credit (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

Article 2

THE TRUST ESTATE

Section 2.1           Declaration of Trust.

To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors, each Parity Lien Representative and each other Parity Lien Secured Party hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, on all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Trustee by each Grantor under any Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)         all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2)         the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(3)         the Discharge of Parity Lien Obligations has occurred;

(4)         no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(5)         the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.19), except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2           Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Lien established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations, and notwithstanding any provision of the UCC or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Parity Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, it is the intent of the parties that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Parity Lien Obligations, whether or not upon property otherwise constituting collateral for such Parity Lien Obligations, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all Parity Lien Secured Parties equally and ratably.

Section 2.3         Similar Collateral and Agreements. The parties to this Agreement agree that it is their intention that the Parity Liens be identical. In furtherance of the foregoing, the parties hereto agree that the Security Documents shall be in all material respects the same forms of documents as the respective Security Documents creating Liens on the Collateral in respect of the Initial Second Lien Notes.

Article 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1         Appointment and Undertaking of the Collateral Trustee.

(a)          Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative and/or by its acceptance of the Security Documents hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:

(1)         accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents (including in connection with any Enforcement Action or Insolvency or Liquidation Proceeding);

(2)         take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)         deliver and receive notices pursuant to this Agreement and the Security Documents;

(4)         sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, take any Enforcement Action, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5)         remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from an Enforcement Action under the Security Documents or any of its other interests, rights, powers or remedies;

(6)         execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate and opinion of counsel of the Company (which counsel may be an employee or counsel of the Company) to the effect that the amendment or supplement was permitted under Section 7.1, and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or 7.18 hereof;

(7)         release or subordinate any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.2; and

(8)         enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.

(b)          Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations to the extent permitted pursuant to the Intercreditor Agreement) unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement and the Intercreditor Agreement.

(d)          Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Trustee.

Section 3.2         Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Parity Lien of the Collateral Trustee or consent to the release or subordination of any Parity Lien of the Collateral Trustee, except:

(a)          as directed by an Act of Parity Lien Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document and otherwise setting forth the requirements of Section 4.1(b)(1) and 4.1(c)(2);

(b)          as required by Article 4;

(c)          to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing;

(d)          as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(e)          for the subordination of the Trust Estate and the Parity Liens to the extent required by the Intercreditor Agreement; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing.

Section 3.3         Enforcement of Liens. If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each other Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. Unless it has been directed to the contrary by an Act of Parity Lien Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Parity Lien Document as it may deem advisable and in the interest of the holders of Parity Lien Obligations.

Section 3.4         Application of Proceeds.

(a)          Subject to the terms of the Intercreditor Agreement, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon, or any other Enforcement Action with respect to, any Collateral and the proceeds thereof, the proceeds of any insurance policy required under any Parity Lien Document or otherwise covering the Collateral, any condemnation proceeds with respect to the Collateral, and any other amounts required to be delivered to the Collateral Trustee by any Parity Lien Secured Party or Parity Lien Representative pursuant to any other provision of this Agreement and for application in accordance with this Section 3.4(a), in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s and the Trustee's fees and expenses and any reasonable and documented out-of-pocket legal fees, costs and expenses or other liabilities of any kind actually incurred by the Collateral Trustee and/or the Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Document, including but not limited to amounts necessary to provide for the expenses of the Collateral Trustee in maintaining and disposing of the Collateral (including, but not limited to, indemnification obligations and reimbursements);

SECOND, to the repayment of Indebtedness (as defined under the applicable documents) and other obligations in respect thereof, other than Parity Lien Obligations, secured by a Permitted Collateral Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or Obligation is to be discharged (in whole or in part) in connection with such sale;

THIRD, equally and ratably to the Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations (which will include the Notes and certain obligations in respect thereto) that are then due and payable in such order as may be provided in the applicable Parity Lien Documents in an amount sufficient to pay in full in cash all such outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding but excluding contingent indemnity obligations for which no claim has been made, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all other outstanding letters of credit and bankers’ acceptances or the backstop thereof pursuant to arrangements reasonably satisfactory to the relevant issuing bank); and

FOURTH, subject to the Intercreditor Agreement, any surplus remaining after the Discharge of Parity Lien Obligations will be paid to the Company or the applicable Guarantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Parity Lien Debt has released its Lien on any Collateral as described below in Section 4.4, then such Series of Parity Lien Debt and any related Parity Lien Obligations of that Series of Parity Lien Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Parity Lien Debt.

For the avoidance of doubt, the Collateral Trustee shall only apply proceeds in accordance with this Section 3.4 to the extent that such proceeds are actually so received by the Collateral Trustee.

(b)          If any portion of the proceeds of the Collateral is in the form of cash, then such cash shall be applied pursuant to the priorities set forth in this Section 3.4 before any non-cash proceeds are applied pursuant to the priorities set forth in this Section 3.4; provided that, irrespective of the terms of any Plan of Reorganization (including the confirmation of such Plan of Reorganization pursuant to section 1129(b) of the Bankruptcy Code or the equivalent provision of any other Bankruptcy Laws), each of the Parity Lien Debt Representatives hereby acknowledges and agrees to turn over to the Collateral Trustee amounts otherwise received or receivable by them under such Plan of Reorganization to the extent necessary to effectuate the intent of this Section 3.4.

(c)          To the extent any Parity Lien Secured Party or Parity Lien Representative receives cash, property or other assets from any Insolvency or Liquidation Proceeding, such cash, property or other assets will be delivered to the Collateral Trustee for application in accordance with Section 3.4(a) (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents or other documentation in respect of Parity Lien Obligations, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) until the Discharge of Parity Lien Obligations.

(d)          This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative, the Trustee and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future issuance of Additional Notes and each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(e)          In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Parity Lien Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(f)          In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied in writing by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

Section 3.5         Powers of the Collateral Trustee.

(a)          The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents (including in connection with any Enforcement Action and in any Insolvency or Liquidation Proceeding) and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful written directions given to it from time to time in respect of any matter by an Act of Parity Lien Debtholders.

(b)          No Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.

Section 3.6           Documents and Communications. The Collateral Trustee will permit each Parity Lien Representative upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7         For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it from an Enforcement Action solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8         Additional Parity Lien Debt.

(a)          The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof provided that:

(1)         such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2)         unless such debt is issued under an existing Parity Lien Document for any Series of Parity Lien Debt whose Parity Lien Representative is already party to this Agreement, the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and a joinder to the Intercreditor Agreement in the form provided therein and promptly delivers the same to the Collateral Trustee.

(b)          The Company will be permitted to designate as an additional holder of Parity Lien Debt hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by the Company, any Grantor or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation that:

(1)         states that the Company or applicable Grantor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien Document to be incurred and to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(2)         specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;

(3)         attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Grantor and Guarantor; and

(4)         states that the Company has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Parity Lien Representatives shall have the right to request a legal opinion or opinions of counsel (subject to customary assumptions and qualifications) from the Company as to the Additional Parity Lien Debt being permitted by the terms of the Parity Lien Documents and secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Company and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Parity Lien Debt if permitted by the Parity Lien Representative for such Additional Parity Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company, any Grantor or any Guarantor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of all applicable Parity Lien Documents. Liens upon the Collateral to secure Additional Parity Lien Debt shall be created pursuant to the Security Documents that create Liens upon the Collateral to secure the other Parity Lien Obligations; provided that, to the extent required by applicable law, such Liens upon the Collateral to secure Additional Parity Lien Debt may be created pursuant to separate Security Documents, which shall be in substantially the same form as the applicable Security Documents creating the Liens upon the Collateral to secure the other Parity Lien Obligations. Additional Parity Lien Debt shall not be secured by Liens upon any Collateral unless the other Parity Lien Obligations are also secured by Liens on such Collateral. Additional Parity Lien Debt shall be guaranteed by all of the applicable Guarantors and shall not be guaranteed by any Person that is not a Guarantor.

(c)          With respect to any Parity Lien Obligations constituting Additional Notes or other Additional Parity Lien Debt that is issued or incurred after the date hereof, the Company and each of the Grantors and Guarantors agrees to take such actions (if any) as necessary and as may from time to time reasonably be requested by the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents) as necessary and as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Notes or the Additional Parity Lien Debt, as applicable, is secured by, and entitled to the benefits of, the Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Company and each Grantor and Guarantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors and Guarantors, on a joint and several basis.

(d)          Without limitation of the foregoing, upon reasonable request of the Collateral Trustee, any Parity Lien Representative or any Act of Parity Lien Debtholders, each Grantor agrees to take the following actions with respect to any real property Collateral (including Oil and Gas Properties) with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt):

(1)         each applicable Grantor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage” and each such property a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions;

(2)         each applicable Grantor will cause to be delivered to the Collateral Trustee a local counsel opinion (subject to customary assumptions and qualifications) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to each such Mortgaged Property; and

(3)         each applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy for any real property Collateral (excluding Oil and Gas Properties), if any, then in effect for the benefit of the Parity Lien Secured Parties, date down(s) or other evidence (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Liens of the applicable Mortgage(s) as security for the Parity Lien Obligations has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Parity Lien Debt then being incurred shall have the same priority as any existing Mortgage securing then existing Parity Lien Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such additional Indebtedness, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Parity Lien Document.

The Company will deliver an Officers’ Certificate to the Collateral Trustee confirming that the foregoing conditions have been satisfied.

Section 3.9         Second Lien Collateral Agent.

(a)          Notwithstanding anything to the contrary in this Agreement, the Intercreditor Agreement or the Parity Lien Documents, the parties hereto agree as follows:

(1)         any reference to "Second Lien Collateral Agent" in the Intercreditor Agreement shall refer to the Collateral Trustee;

(2)         the Collateral Trustee, as "Second Lien Collateral Agent", will not be required to take any action under the Intercreditor Agreement unless and until an Act of Parity Lien Debtholders directs the Collateral Trustee in writing, as "Second Lien Collateral Agent", to take such action; and

(3)         in no event shall the Collateral Trustee, as "Second Lien Collateral Agent", be required to take any action in connection with the purchase or sale of Parity Lien Obligations under Section 3.06 of the Intercreditor Agreement.

(b)          The parties hereto agree that this Section shall not be deemed to be in conflict or inconsistent with the Intercreditor Agreement pursuant to Section 9.11 of the Intercreditor Agreement.

Article 4

OBLIGATIONS ENFORCEABLE BY THE COMPANY AND

THE OTHER GRANTORS

Section 4.1         Release of Liens on Collateral.

(a)          The Parity Liens upon the Collateral will be automatically released in each of the following circumstances:

(1)         in whole (other than with respect to indemnification and other contingent obligations not then due and payable or for which no claim has been made), upon Discharge of Parity Lien Obligations;

(2)         as to any Collateral that is sold, transferred or otherwise disposed of by any Grantor or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) a Grantor or a Guarantor in a transaction or other circumstance that complies with the “Asset Sale” provisions of the Second Lien Indenture and is permitted by the other Parity Lien Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Parity Liens upon the Collateral will not be released if the sale or disposition is subject to the “Merger, Consolidation or Sale of Assets” provisions of the Second Lien Indenture or any similar provision in any other Parity Lien Documents;

(3)         as to any Collateral of a Guarantor to the extent that such Guarantor is released from its guarantee of any Parity Lien Debt in accordance with the provisions of the Second Lien Indenture and all other applicable Parity Lien Documents,

(4)         as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by, or the Collateral Trustee otherwise receives written direction to release such Collateral in, an Act of Parity Lien Debtholders;

(5)         in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;

(6)         as to any other release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents, and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained;

(7)         if and to the extent any Collateral becomes an Excluded Asset (as defined in the Second Lien Indenture);

(8)         if and to the extent, and in the manner, required by Section 4.01(a) of the Intercreditor Agreement; and

(9)         as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

(b)          The Collateral Trustee agrees for the benefit of the Company and the other Grantors that, if the Collateral Trustee at any time receives:

(1)         an Officers’ Certificate and an Opinion of Counsel each stating that (A) the signing Officer (in the case of the Company) or Person (in the case of an Opinion of Counsel) has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such Officer or Person, as applicable, has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such Officer or such Person, as applicable, such conditions precedent, if any, have been complied with; and

(2)         the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon written request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company or other applicable Grantor; provided that, in the case of a release of Liens under Section 4.1(a)(8), the Collateral Trustee shall execute and deliver such proposed instruments releasing its Liens contemporaneously with the execution and delivery of such similar instruments by the Second Lien Collateral Agent in accordance with the terms of the Intercreditor Agreement.

(c)           The Collateral Trustee hereby agrees that in the case of any release pursuant to Section 4.1(a)(2), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 4.2           Delivery of Copies to Parity Lien Representatives. The Company will deliver to each Parity Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon.

Section 4.3           Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand in the form of an Officers’ Certificate for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Company or Grantor to comply with the requirements of such UCC provision as determined by the Company or Grantor.

Section 4.4           Release of Liens in Respect of Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Parity Liens will no longer secure the Notes outstanding under the Second Lien Indenture or any other Obligations under the Note Documents, and the right of the holders of the Notes to the benefits and proceeds of the Parity Liens on the Collateral will terminate and be discharged as provided for in Section 13.06 of the Indenture.

Section 4.5           Release of Liens in Respect of any Series of Parity Lien Debt other than Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Collateral Trustee’s Parity Liens will no longer secure such Series of Parity Lien Debt if such Parity Lien Debt has been paid in full, all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid in full, or if otherwise released by the terms of such Parity Lien Debt or the Intercreditor Agreement.

Article 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1           No Implied Duty. The Collateral Trustee will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Security Documents and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Security Documents or the Intercreditor Agreement.

Section 5.2           Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3           Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement, and, as directed in writing by the Company or an Act of Parity Lien Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Security Documents to which it is a party).

Section 5.4           Solicitation of Instructions.

(a)            The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officers’ Certificate, a legal opinion from counsel to the Company or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, and the Collateral Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any such certificate, opinion or order. In the absence of bad faith on its part, the Collateral Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Collateral Trustee pursuant to any provision hereof, the Collateral Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b)           No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

(c)           The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby.

Section 5.5           Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 5.6           Documents in Satisfactory Form. The Collateral Trustee will be entitled, but not obligated, to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form reasonably satisfactory to it. The Collateral Trustee (i) makes no representation as to the validity or adequacy of any Parity Lien Document and (ii) is not responsible for any statement in any Parity Lien Document other than its certificate of authentication and any representations and warranties made by it.

Section 5.7           Entitled to Rely. The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company, any Grantor or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents. The Collateral Trustee (a) shall not be responsible to any Parity Lien Secured Party for any recitals, statements, information, representations or warranties of any other Person contained herein, in the Parity Lien Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority of sufficiency of this Agreement, the Parity Lien Documents or the financial condition of the Company, the Guarantors or any of them and (b) shall not be required to ascertain or inquire as to the performance or observation of any of the terms, covenants or conditions of this Agreement or any Parity Lien Document.

Section 5.8           Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.

Section 5.9           Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed in writing by an Act of Parity Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Parity Lien Obligations.

Section 5.10         Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11         Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12       Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)          Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Trustee will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Parity Lien Representative, it being understood that the Company and/or the applicable Grantor shall be responsible for all filings required in connection with any Security Document and the continuation, maintenance and/or perfection of any such filing or the lien and security interest granted in connection therewith (which request shall include an instruction to the Collateral Trustee to provide a copy of such request to each other Parity Lien Representative). The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)          Except as provided in paragraph 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to any Parity Lien Representative or any holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Security Document or the Intercreditor Agreement or to inspect the properties, books or records of the Company, any Grantor or any Guarantor.

Section 5.13       Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1)         each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)         the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3)         the Collateral Trustee will not be obligated to perform any of the obligations or duties of the Company or any Grantor.

Section 5.14         No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions or inactions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15         Other Relationships with the Company, Grantors or Guarantors. U.S. Bank National Association and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, any Grantor or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Parity Lien Secured Parties. The Parity Lien Representatives and the holders of the Parity Lien Obligations acknowledge that, pursuant to such activities, U.S. Bank National Association or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding the Company, any Grantor or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Grantor or Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Parity Lien Representatives or the holders of the Parity Lien Obligations. Nothing herein shall impose or imply any obligation on the part of U.S. Bank National Association (or any successor Collateral Trustee) to advance funds.

Article 6

RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1         Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)          the Collateral Trustee may resign at any time by giving not less than 30 days’ prior written notice of resignation to each Parity Lien Representative and the Company; and

(b)          the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders by giving not less than 10 Business Days’ notice to the Collateral Trustee.

Section 6.2         Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1)         authorized to exercise corporate trust powers;

(2)         having a combined capital and surplus of at least $250,000,000;

(3)         maintaining an office in New York, New York; and

(4)         that is not the Company or any of its Affiliates.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

Section 6.3         Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1)         such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)         the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee. The predecessor Collateral Trustee shall have no liability whatsoever for the actions or inactions of the successor Collateral Trustee.

Section 6.4         Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company and each Parity Lien Representative thereof in writing.

Section 6.5         Concerning the Collateral Trustee and the Parity Lien Representatives.

(a)          Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(b)          Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by U.S. Bank National Association, not in its individual capacity or personally but in its capacity as Collateral Trustee, and in no event shall U.S. Bank National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c)          Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by U.S. Bank National Association not in its individual capacity or personally but in its capacity as Trustee, and in no event shall U.S. Bank National Association or any other Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(d)          In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Parity Lien Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative.

(e)          Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the written instructions of the applicable Required Parity Lien Debtholders as provided herein or in any other Parity Lien Document; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law.

Article 7

MISCELLANEOUS PROVISIONS

Section 7.1         Amendment.

(a)          No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:

(1)           any amendment or supplement that has the effect solely of:

(A)         adding or maintaining Collateral, securing additional Parity Lien Obligations that were otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein;

(B)         curing any ambiguity, omission, mistake, defect or inconsistency;

(C)         providing for the assumption of the Grantors’ or Guarantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company or any Guarantor to the extent permitted by the terms of the indenture and the other Parity Lien Documents, as applicable;

(D)         making any change that would provide any additional rights or benefits to the holders of Parity Lien Debt or the Collateral Trustee or that does not adversely affect the rights under the Second Lien Indenture or any other Parity Lien Document of any holder of Parity Lien Obligations, the Collateral Trustee or the Trustee; or

(E)         effecting any release of Collateral otherwise permitted under the Parity Lien Documents,

will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and, if required for effectiveness pursuant to its terms, the Collateral Trustee;

(2)           no amendment or supplement that amends the provisions of this clause (2) or reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:

(A)         to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction of the Required Parity Lien Debtholders or amends the provisions of this clause (2) or the definition of “Act of Parity Lien Debtholders,” “Discharge of Parity Lien Obligations,” “Parity Lien Debt,” “Parity Lien Obligations” or “Required Parity Lien Debtholders” or any other definition containing the words “Parity Lien” therein or any other defined terms to the extent referenced or implicated therein;

(B)         to share in the order of application described in Section 3.4 in the proceeds of an Enforcement Action; or

(C)         to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Sections 4.1 or 4.4,

will, in each case, become effective without the consent of the Required Parity Lien Debtholders;

(3)         no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively; and

(4)         (A) any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Parity Lien Document referenced in Section 4.1; (B) any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Parity Lien Obligations and the other Obligations under the Parity Lien Documents may only be effected in accordance with the provisions hereof and (C) any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and the other Obligations under the Second Lien Indenture may only be effected in accordance with Section 4.1.

(b)          Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1)         any mortgage or other Security Document may be amended or supplemented with the approval of the Collateral Trustee (acting at the written direction of the Required Parity Lien Debtholders), unless such amendment or supplement would not be permitted under the terms of this Agreement, the Intercreditor Agreement or any Parity Lien Document;

(2)         any amendment or waiver of, or any consent under, any provision of any security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Security Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Company, any Grantor or any Guarantor, the Collateral Trustee or any other holder of Parity Lien Obligations; and

(3)         any mortgage or other Security Document may be amended or supplemented with the approval of the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any holder of Parity Lien Obligations) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Lien created thereby.

(c)          The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in this Agreement, the Intercreditor Agreement or any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee shall receive an opinion of counsel of the Company (which counsel may be an employee or counsel of the Company) to the effect that the execution of such document is authorized or permitted hereunder and is the legal, valid and binding obligation of the Company, and with respect to amendments adding Collateral, an Opinion of Counsel of the Company addressing customary creation and perfection, and if such additional Collateral consists of Equity Interests of any Person which Equity Interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

Section 7.2         Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Obligations, each Parity Lien Representative, at the request of the applicable holders of the Series of Parity Lien Debt, will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt (to the extent such unfunded commitments have not been terminated by the holders of such Series of Parity Lien Debt). Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will cast all of its votes under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement. In connection with this Section 7.2, the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of Parity Lien Debt held by each Series of Parity Lien Debt.

Section 7.3         Further Assurances.

(a)          The Company and each of the Guarantors will do or cause to be done all acts and things that may be required or that the Collateral Trustee may from time to time request to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of the Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of the Company or any Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Company or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Security Documents.

(b)          Upon the reasonable request of the Collateral Trustee at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be required or that the Collateral Trustee may request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the date hereof) by the Company and the Guarantors in connection with the issuance of the Notes on the date hereof (it being understood that the Collateral Trustee shall have no liability whatsoever to determine whether such a document is materially burdensome and shall have no liability whatsoever with respect to this determination).

(c)          Upon the request of the Collateral Trustee, the Company, the Grantors and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company, the Grantors and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company, the Grantors and the Guarantors and their Subsidiaries, all at the Company’s expense.

Section 7.4         Successors and Assigns.

(a)          Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each Parity Lien Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)          Neither the Company nor any Grantor or Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company, the Grantors and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each Parity Lien Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.5         Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.6         Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee or the Trustee:	U.S. Bank National Association
Corporate Trust Services
EX-TX-WSFH
5555 San Felipe Street, 11th Floor
Houston, Texas 77056
Telephone: (713) 235-9206
Facsimile: (713) 235-9213
Attention: Mauri J. Cowen

with a copy to:

Thompson & Knight LLP
333 Clay St., Suite 3300
Houston, Texas 77002
Telephone: (713) 951-5803
Facsimile: (832) 397-8012
Attention: Cassandra G. Mott

If to the Company or any other Grantor:	Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, TX 77057
Facsimile No.: (832) 327-2260
Attention: Chief Financial Officer

with a copy to:

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, TX 77002
Facsimile No.: (713) 353-2574
Attention: Lindsay R. Sparks and Douglas V. Getten

and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by facsimile to the relevant address or number set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.

If a notice or communication is mailed or delivered by facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 7.7           Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.8           Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(1)         such compensation to the Collateral Trustee and its agents including attorneys as the Company and the Collateral Trustee may agree in writing from time to time;

(2)         all reasonable costs and expenses incurred by the Collateral Trustee and its agents including attorneys in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)         all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Parity Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company, any Grantor or any Guarantor;

(4)         all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5)         all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6)         after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative in connection with any Enforcement Action subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with any Enforcement Action or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.

The agreements in this Section 7.8 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.9         Indemnity.

(a)          The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each Parity Lien Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.

(b)          All amounts due under this Section 7.9 will be payable within 10 days upon written demand.

(c)          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)          No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)          The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.10       Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11       Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.12         Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Security Documents.

Section 7.13         Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

Section 7.14         Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(1)         accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(2)         waives any defense of forum non conveniens;

(3)         agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(4)         agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)         agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.15         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.16         Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.

Section 7.17         Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 7.18         Grantors and Additional Grantors. Each Grantor represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.18 are complied with.

Section 7.19         Continuing Nature of this Agreement. This Agreement will be reinstated following termination hereof if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Parity Lien Secured Party, Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

Section 7.20         Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.21         Rights and Immunities of Parity Lien Representatives. The Trustee and the Collateral Trustee will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Second Lien Indenture and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

Section 7.22         Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, and (ii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement as “Second Lien Collateral Agent” (as defined in the Intercreditor Agreement). The Collateral Trustee agrees to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Parity Lien Secured Party, to add additional Indebtedness as Parity Lien Debt (to the extent permitted to be incurred and secured by the applicable Parity Lien Documents) and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Parity Lien Debt then outstanding. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit to Vanguard, as the borrower under the Credit Agreement, and such lenders are intended third party beneficiaries of this provision and the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Parity Lien Representative, or of agents or bailees of the Parity Lien Representative, the perfection actions and related deliverables described in this Agreement or the other Security Documents shall not be required.

Section 7.23         Force Majeure. In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.24         U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Collateral Trustee. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 7.25         Representations and Warranties. The Collateral Trustee, the Trustee, the Company, each Guarantor and each Parity Lien Representative represents and warrants to the others as of the date hereof (or, in the case of any Parity Lien Representative that becomes a party hereto after the date hereof, on the date that it becomes party hereto), that: (a) neither the execution and delivery of this Agreement nor its performance of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any other agreement to which it is now subject; (b) it has all requisite authority to execute, delivery and perform its obligations under this Agreement; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VNR FINANCE CORP.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

Signature Page to Collateral Trust Agreement

GRANTORS AND GUARANTORS:

VANGUARD NATURAL GAS, LLC

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VANGUARD OPERATING, LLC

By:	VANGUARD NATURAL GAS, LLC, its sole member

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith `
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE CLEAR FORK PIPELINE, LLC

By:	VANGUARD OPERATING, LLC, its sole manager

By:	VANGUARD NATURAL GAS, LLC, its sole member

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

Signature Page to Collaterl Trust Agreement

VNR HOLDINGS, LLC

By:	VANGUARD NATURAL GAS, LLC, its sole member

By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

Signature Page to Collaterl Trust Agreement

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	Eagle Rock Upstream Development Company, Inc., its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ESCAMBIA OPERATING CO. LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ESCAMBIA ASSET CO. LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

Signature Page to Collaterl Trust Agreement

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Trustee

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

Signature Page to Collaterl Trust Agreement

Exhibit A

[Form of]

Additional Secured Debt Designation

Reference is made to the Collateral Trust Agreement, dated as of February [__], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Vanguard Natural Resources, LLC (“Vanguard”), VNR Finance Corp. (collectively with Vanguard, the “Company”), the Grantors and Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of [the Company or applicable Grantor] that:

(A)         [the Company or applicable Grantor] intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) which will be permitted by each applicable Parity Lien Document to be secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(B)         the name and address of the Parity Lien Debt Representative for the Additional Parity Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C)         Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company, each Grantor and each Guarantor,

(D)         the Company has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Parity Lien Representative, and

(E)         such Additional Parity Lien Debt shall constitute Parity Lien Debt for purposes of the Collateral Trust Agreement.

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of _____________, 20____.

VANGUARD NATURAL RESOURCES, LLC

By:
Name:
Title:

VNR FINANCE CORP.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement, dated as of February [__], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Vanguard Natural Resources, LLC (“Vanguard”), VNR Finance Corp., (collectively with Vanguard, the “Company”), the Grantors and Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of ______________, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as Parity Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Parity Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Company, Grantors and Guarantors]

Name:
Title:

Exhibit B

[Form of]

Collateral Trust Joinder – Additional Debt

Reference is made to the Collateral Trust Agreement, dated as of February [__], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Vanguard Natural Resources, LLC (“Vanguard”), VNR Finance Corp., (collectively with Vanguard, the “Company”), the Grantors and Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Collateral Trust Agreement.

[1. Joinder. The undersigned, _____________________, a _________________, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Parity Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.]1

[1][2.] Additional Secured Debt Designation

The undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all Parity Lien Secured Parties and each existing and future holder of Parity Liens and as a condition to being treated as Parity Lien Debt under the Collateral Trust Agreement that:

(a)          subject to Section 3.4 of the Collateral Trust Agreement, all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any [Additional Notes][Series of Parity Lien Debt], whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b)          the undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative, hereby consents to and agrees (i) to be bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens and (ii) to be bound by the terms of the Collateral Trust Agreement as if it were an original party thereto; and

1 Delete if Additional Parity Lien Debt constitutes Additional Notes.

B-1

(c)          the undersigned, on behalf of itself and each holder of Obligations in respect of the [Additional Notes][Series of Parity Lien Debt] for which the undersigned is acting as Parity Lien Representative, hereby appoints the Collateral Trustee to serve as collateral trustee under the Security Documents on the terms and conditions set forth therein and hereby consents to the performance by the Collateral Trustee of, and directs the Collateral Trustee to perform its obligations under the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

3.          Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[insert name of the new representative]

Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the [New Representative][Trustee] and the holders of the Obligations represented thereby:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

B-2

Exhibit C

[Form of]

Collateral Trust Joinder – Additional Grantor

Reference is made to the Collateral Trust Agreement, dated as of February [__], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Vanguard Natural Resources, LLC (“Vanguard”), VNR Finance Corp., (collectively with Vanguard, the “Company”), the Grantors and Guarantors from time to time party thereto, U.S. Bank National Association, as Trustee (as defined therein), and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.18 of the Collateral Trust Agreement.

1.          Joinder. The undersigned, ___________________, a ___________________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.          Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of _________________, 20____.

[___________________________________]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Trustee

By:
Name:
Title:

C-1